EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Following is a list of significant subsidiaries of the Company, as defined by section 1.02(w) of Regulation S-X.

NAME	JURISDICTION WHERE SUBSIDIARY IS INCORPORATED

Becker Sweden AB	Sweden

Beijing Johnson Controls Co., Ltd.	China

Cardkey Systems Limited	U.K.

Cardkey Systems, Inc.	Delaware

Cointer S.r.l.	Italy

Comerit S.r.l.	Italy

Commerl S.r.l.	Italy

Controles Reynosa SA de CV	Mexico

Disumma, SA de CV	Mexico

Ensamble de Interiores
Automotrices, S. de R.L. de C.V.	Mexico

Eripress S.r.l.	Italy

Eurosit SA	Spain

Fincom S.r.l.	Italy

Hoover Universal, Inc.	Michigan

Intertec Systems, L.L.C.	Michigan

J.R.I. Technologies Ltd.	U.K.

JC Export Inc.	Barbados

JCI Regulungstechnik GmbH (G)	Germany

Johnson Control SpA	Italy

Johnson Controls (India) Pvt. Ltd.	India

Johnson Controls (M) SDN BHD	Malaysia

Johnson Controls (s) Pte. Ltd.	Singapore

Johnson Controls (UK) Ltd.	U.K.

Johnson Controls Alagon, S.A.	Spain

Johnson Controls Australia Pty. Ltd.	Australia

Johnson Controls Austria
Gesellschaft m.b.H.	Austria

Johnson Controls Automation
Systems BV	Netherlands

Johnson Controls Automobilovy
Soucastky s.r.o.	Czech Republic

Johnson Controls Automotive
(Belgium) N.V.	Belgium

Johnson Controls Automotive (PTY) Ltd.	South Africa

Johnson Controls Automotive (UK) Ltd.	U.K.

Johnson Controls Automotive
France S.A.S.	France

Johnson Controls Automotive
Mexico SA de CV	Mexico

Johnson Controls Automotive S.R.L.	Italy

Johnson Controls Automotive
Spain S.A.	Spain

Johnson Controls Automotive
Systems S.A.	Argentina

Johnson Controls Battery Group, Inc.	Wisconsin

Johnson Controls de Mexico SA de CV	Mexico

Johnson Controls do Brasil
Automotive Ltda.	Brazil
Johnson Controls Espana SL	Spain

Johnson Controls France S.A.	France

Johnson Controls GmbH	Germany

Johnson Controls GmbH & Co. KG	Germany

Johnson Controls Headliner GmbH	Germany

Johnson Controls Holding Company, Inc.	Delaware

Johnson Controls Hong Kong Ltd.	Hong Kong

Johnson Controls I.F.M. SpA	Italy

Johnson Controls II Assentos
de Espuma Lda.	Portugal

Johnson Controls Integrated Facility
Management BV	Netherlands

Johnson Controls Interiors GmbH	Germany

Johnson Controls Interiors
Holdings GmbH	Germany

Johnson Controls Interiors L.L.C.	Michigan

Johnson Controls International spol s.r.o.	Slovakia

Johnson Controls International spol s.r.o.	Czech Republic

Johnson Controls Investment
Company, Inc.	Delaware

Johnson Controls Lahnwerk
GmbH & Co. KG	Germany

Johnson Controls Limited	Canada

Johnson Controls Martorell, S.A.	Spain

Johnson Controls Nederland BV	Netherlands

Johnson Controls Norden A/S	Norway

Johnson Controls Objekt Bochum
GmbH & Co. KG	Germany
Johnson Controls Objekt
Zwickau GmbH & Co. KG	Germany

Johnson Controls Roth Freres
Insitu-Technologie GmbH	Germany

Johnson Controls Roth S.A.	France

Johnson Controls SA/NV	Belgium

Johnson Controls SpA	Italy

Johnson Controls Systems A.G.	Switzerland

Johnson Controls Technology Company	Michigan

Johnson Controls Valladolid S.A.	Spain

Johnson Controls World Services Inc.	Florida

Johnson Controls World Services Ltd.	Canada

MAJOR, SA	France

Prince Technology Corporation	Michigan

Resortes Monterrey de Mexico, SA de CV	Mexico

Royal LePage Facility Management
Services Ltd.	Canada

Sicar BV	Netherlands

Sistemas Automotrice Summa
SA de CV	Mexico

TechnoTrim, Inc.	Michigan

Tokyo Biso Kogyo Corporation KK	Japan

Trim Masters Inc.	Kentucky

Trimco spol s.r.o.	Czech Republic

Vintec Co.	Michigan

Yokogawa Johnson Controls Corporation	Japan